Exhibit 99.1

Press Release Source: Sanofi (EURONEXT: SAN) (NYSE: SNY)

Sanofi to acquire Synthorx to bolster its immuno-oncology pipeline for $2.5 Billion

•	Proprietary immuno-oncology (IO) platform synergistic with Sanofi’s existing therapeutic platforms

•	Lead asset THOR-707 (“not-alpha” IL-2) being explored across multiple solid tumor types alone and in combination with immune checkpoint inhibitors and other future IO combinations

•	Pre-clinical pipeline for oncology and autoimmune disorders

PARIS and San Diego, California – December 9, 2019 – Sanofi and Synthorx, Inc. (NASDAQ: THOR), a clinical-stage biotechnology company focused on prolonging and improving the lives of people suffering from cancer and autoimmune disorders, entered into a definitive agreement under which Sanofi will acquire all of the outstanding shares of Synthorx for $68 per share in cash, which represents an aggregate equity value of approximately $2.5 billion (on a fully diluted basis). The transaction was unanimously approved by both the Sanofi and Synthorx Boards of Directors.

“This acquisition fits perfectly with our strategy to build a portfolio of high-quality assets and to lead with innovation, as you will hear at our Capital Markets Day tomorrow, December 10. Additionally, it is aligned with our goal to build our oncology franchise with potentially practice-changing medicines and novel combinations,” says Paul Hudson, Chief Executive Officer, Sanofi.

“Synthorx’s exceptionally novel discovery platform has already produced a molecule that has the potential to become a foundation of the next generation of immuno-oncology combination therapies. By selectively expanding the numbers of effector T-cells and natural killer cells in the body, THOR-707 can be combined with our current oncology medicines and our emerging pipeline of immuno-modulatory agents for treating cancer. Moreover, Synthorx’s pipeline of engineered lymphokines has great promise not only for oncology but also for addressing many autoimmune and inflammatory diseases, ” says John Reed, M.D., Ph.D., Global Head of Research & Development at Sanofi.

“We are grateful that Sanofi has acknowledged the value of our Expanded Genetic Alphabet platform and the potential of our pipeline of optimized therapeutics for cancer and autoimmune disorders,” says Laura Shawver, Ph.D., President and Chief Executive Officer, Synthorx. “Importantly, Sanofi has a portfolio of therapeutics that holds incredible promise for combining with our cytokine Synthorins to benefit patients around the world. I want to thank our employees and the Sanofi organization for their relentless efforts on behalf of patients.”

Enhancing Sanofi’s Immuno-Oncology Franchise

Synthorx’s lead immuno-oncology product candidate, THOR-707, a variant of interleukin-2 (IL-2), is in clinical development in multiple solid tumor types as a single agent and in combination with immune checkpoint inhibitors. It has the potential to become the best-in-class IL-2 therapeutic for the treatment of solid tumors and demonstrate improved pharmacology, less frequent dosing, and therapeutic superiority when compared to other IL-2 compounds.

The addition of THOR-707 and Synthorx’s other earlier-stage cytokine programs to Sanofi’s pipeline will enhance Sanofi’s position in oncology, and in immuno-oncology. We expect IL-2 to become a foundation of future IO-IO combinations as well as offering multiple combination opportunities with Sanofi’s clinical and pre-clinical oncology assets, including with PD-1, CD-38, and molecules that modulate effector T-cells and natural killer cells.

Synergistic with Sanofi’s existing platforms

Synthorx’s Expanded Genetic Alphabet platform is expected to be a source for developing a differentiated therapeutic pipeline. Alone and in combination with other existing Sanofi platforms, including the Nanobody® technology, it will enable the company to develop a wide range of novel biologics, including drug conjugates, protein fusions, and multi-specific biologics, with applications beyond oncology and extending to other therapeutic areas.

Transaction Terms

Under the terms of the merger agreement, Sanofi will commence a cash tender offer to acquire all of the outstanding shares of Synthorx common stock for $68 per share in cash for a total enterprise value of approximately $2.35 billion. The $68 per share acquisition price represents a 172% premium to Synthorx’s closing price on December 6, 2019.

The consummation of the tender offer is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Synthorx common stock, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions. Following the successful completion of the tender offer, a wholly owned subsidiary of Sanofi will merge with Synthorx and the outstanding Synthorx shares not tendered in the tender offer will be converted into the right to receive the same $68 per share in cash paid in the tender offer. The tender offer is expected to commence in December 2019. Sanofi plans to finance the transaction with cash on hand. Subject to the satisfaction or waiver of customary closing conditions, Sanofi expects to complete the acquisition in the first quarter of 2020.

Morgan Stanley & Co. is acting as financial advisor to Sanofi and Weil, Gotshal & Manges LLP is acting as its legal counsel. Centerview Partners LLC is acting as exclusive financial advisor to Synthorx and Cooley LLP is acting as its legal counsel.

About Synthorx

Synthorx, Inc. is a clinical-stage biotechnology company focused on prolonging and improving the lives of people with cancer and autoimmune disorders. Synthorx’s proprietary, first-of-its-kind Expanded Genetic Alphabet platform technology expands the genetic code by adding a new DNA base pair and is designed to create optimized biologics, referred to as Synthorins. A Synthorin is a protein optimized through incorporation of novel amino acids encoded by the new DNA base pair that enables site-specific modifications, which enhance the pharmacological properties of these therapeutics. The company’s lead immuno-oncology (IO) product candidate, THOR-707, a variant of IL-2, is in development in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor. The company was founded based on important discoveries by Dr. Floyd Romesberg and The Scripps Research Institute. Synthorx is headquartered in La Jolla, Calif. For more information, visit www.Synthorx.com.

About Sanofi

Sanofi is dedicated to supporting people through their health challenges. We are a global biopharmaceutical company focused on human health. We prevent illness with vaccines, provide innovative treatments to fight pain and ease suffering. We stand by the few who suffer from rare diseases and the millions with long-term chronic conditions.

With more than 100,000 people in 100 countries, Sanofi is transforming scientific innovation into healthcare solutions around the globe.

Sanofi, Empowering Life

Media Relations Contact Ashleigh Koss Tel.: +1 908 205 2572 ashleigh.koss@sanofi.com	Sanofi Investor Relations George Grofik Tel.: +33 (0)1 53 77 45 45 ir@Sanofi.com

Synthorx Media Relations Lauren Fish Canale Communications Tel.:619-849-5386 lauren@canalecomm.com	Synthorx Investor Relations Enoch Kariuki, Pharm.D. Tel.: +1 858-750-4750 ekariuki@Synthorx.com
Christina Tartaglia Stern IR, Inc. Tel.: +1 212-362-1200 christina.tartaglia@sternir.com

Sanofi and Synthorx Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Sanofi’s and Synthorx’s management each believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi and Synthorx, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks related to Sanofi’s and Synthorx’s ability to complete the acquisition on the proposed terms or on the proposed timeline, including the receipt of required regulatory approvals, the possibility that competing offers will be made, other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sanofi’s shares could decline, as well as other risks related Sanofi’s and Synthorx’s respective businesses, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, including potential generic competition, the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the FDA or the EMA, including decisions of such authorities regarding whether and when to approve any drug, device or biological application that may be filed for any product candidates as well as decisions regarding labelling and other matters that could affect the availability or commercial potential of any product candidates, the absence of a guarantee that any product candidates, if approved, will be commercially successful, risks associated with intellectual property, including the ability to protect intellectual property and defend patents, future litigation, the future approval and commercial success of therapeutic alternatives, and volatile economic conditions. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on companies’ consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2018, and the current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Synthorx with the SEC. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Sanofi and Synthorx do not undertake any obligation to update or revise any forward-looking information or statements

Additional Information for US shareholders

The tender offer for the outstanding shares of Synthorx common stock referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Sanofi and its acquisition subsidiary will file with the SEC, upon the commencement of the tender offer. At the time the tender offer is commenced, Sanofi and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Synthorx will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. SYNTHORX STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SYNTHORX SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Synthorx stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Sanofi or Synthorx. Copies of the documents filed with the SEC by Synthorx will be available free of charge on Synthorx’s internet website at https://ir.synthorx.com or by contacting Synthorx’s Investor Relations Department at ir@synthorx.com. Copies of the documents filed with the SEC by Sanofi will be available free of charge on Sanofi’s internet website at https://en.sanofi.com/investors or by contacting Sanofi’s Investor Relations Department at ir@sanofi.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Sanofi files annual and special reports and other information with the SEC and Synthorx files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Sanofi and Synthorx at the SEC public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Sanofi’s and Synthorx’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov